As filed with the Securities and Exchange Commission on October 21 , 2002
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

AMERICAN SPORTS DEVELOPMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4847818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

155 Verdin Road, Greenville, South Carolina         29607
(Address of Principal Executive Office)                            (Zip Code)

Consulting Agreement dated August 27, 2002 and executed October 18, 2002 by and between the Registrant and Sandy Rossen
(Full title of the plan)

Corporate Creations Network, Inc., 2530 Channin Dr., Wilmington, DE 19810
(Name and Address of Agent for Service)

(800) 672-9110
(Telephone number including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock $.001 par value	15,000	$0.29(1)	$4,350.00	$0.40
1	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c)&(h) under the Securities Act of 1933 as amended. The calculation of the registration fee is based upon a per share price of $0.29 which was the average of the high ($0.29) and low ($0.29) sales prices of the Registrant’s common stock on October 18, 2002 as reported on the Over-the-Counter Electronic Bulletin Board.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information.

      Not included in this Registation Statement but provided or to be provided to the Consultant pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.    Registrant Information and Employee Plan Annual Information.

      Not included in this Registration Statement but provided or to be provided to the Plans' participants pursuant to Rule 428(b) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

      Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

(a)	Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (Commission file number 000-26943);
(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and
(c)	The description of the Company’s common stock, par value $.001 per share, contained in the Company’s Registration Statement on Form 10SB filed with the Commission on August 4, 1999.

Item 4.    Description of Securities

No description of the class of securities (i.e., the $.001 par value Common Stock) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel

Warren Soloski, Esq., whose firm is rendering the legal opinion for this registration statement, is the beneficial owner of 54,098 shares of the Company's Common Stock.

Item 6.    Indemnification of Directors and Officers

Article 10 of the Company's Certificate of Incorporation, as amended, Article VII of the Company's Bylaws and Section 145 of the Delaware General Corporate Law all provide for indemnification by the Company of its officers and directors and permit the Company to maintain insurance to protect its officers and directors against fines, liabilities, costs and expenses. The Company does not currently have any such insurance. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and, therefore, unenforceable.

Item 7.    Exemption from Registration Claimed

Not Applicable.

Item 8.    Exhibits

(a)	The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Ex. No.	Title
4.1.1	Restated Certificate of Incorporation of the Company: Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10SB of the Company filed with the Commission on August 4, 1999 (Commission File No. 000-26943)(the “Form 10SB”).
4.1.2	Certificate of Ownership and Merger of Wholly-Owned Subsidiary Pursuant to Section 253 of the Delaware General Corporate Law dated June 18, 2002 (providing for merger of American Sports Development Group, Inc., a Delaware corporation, with and into American Inflatables, Inc., a Delaware corporation, with American Inflatables, Inc. as the surviving corporation but with the name “American Sports Development Group, Inc.”): Incorporated by reference to the Company’s Registration Statement on Form S-8 filed with the Commission on September 30, 2002 (Commission File No. 333-100192).
4.2	Bylaws of the Company: Incorporated by reference to Exhibit 3.2 to the Form SB10.
5.1	Opinion of Warren J. Soloski, Esq.
23.1	Consent of Warren J. Soloski, Esq.
23.2	Consent of Merdinger, Fruchter, Rosen & Company, P. C., certified public accountants.
99.1	Consulting Agreement dated August 27, 2002 and executed on October 18, 2002 by and between the Company and Sandy Rossen.

Item 9.    Undertakings

None required.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Greenville, South Carolina on the 21st day of October, 2002

AMERICAN SPORTS DEVELOPMENT GROUP, INC. (Registrant)

By: /s/ William R. Fairbanks William R. Fairbanks, President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes William R. Fairbanks and Douglas Brown, or any of them as attorney's-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated

Signatures	Title	Date

/s/ William R. Fairbanks William R. Fairbanks	President Director	October 21, 2002

/s/ Douglas L. Brown Douglas Brown	Secretary, Treasurer Director	October 21, 2002

EXHIBIT INDEX

The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Ex. No.

Description

4.1.1	Restated Certificate of Incorporation of the Company: Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10SB of the Company filed with the Commission on August 4, 1999 (Commission File No. 000-26943) (the “Form 10SB”).
4.1.2	Certificate of Ownership and Merger of Wholly-Owned Subsidiary Pursuant to Section 253 of the Delaware General Corporate Law dated June 18, 2002 (providing for merger of American Sports Development Group, Inc., a Delaware corporation, with and into American Inflatables, Inc., a Delaware corporation, with American Inflatables, Inc. as the surviving corporation but with the name “American Sports Development Group, Inc.”): Incorporated by reference to the Company’s Registration Statement on Form S-8 filed with the Commission on September 30, 2002 (Commission File No. 333-100192).
4.2	Bylaws of the Company: Incorporated by reference to Exhibit 3.2 to the Form SB10.
5.1	Opinion of Warren J. Soloski, Esq.
23.1	Consent of Warren J. Soloski, Esq.
23.2	Consent of Merdinger, Fruchter, Rosen & Company, P. C., certified public accountants.
99.1	Consulting Agreement dated August 27, 2002 and executed on October 18, 2002 by and between the Company and Sandy Rossen.